EXHIBIT 99.1

51 West Pearl Street • P.O. Box 309 • Coldwater, Michigan • 49036

May 30, 2012

To Our Shareholders:

Southern Michigan Bank and Trust recently conducted its 140th annual meeting at which financial results for 2011 and the first quarter of 2012 were announced. Southern reported net income of $1,002,000, or $.43 per share, for the first quarter of 2012. Southern's earnings of $3.4 million for 2011 is noteworthy given the economic climate and as compared to peer bank results.

In response to the many positive comments related to the annual meeting, the entire presentation is now available on our website at www.smb-t.com by clicking on the Investor Relations link. Proceed to the left hand side of the page under Corporate Information to News & Market Data and then finally to Presentations. This offers shareholders unable to attend the annual meeting the opportunity to have access to all the information shared, including substantial details about Southern's financial results during 2011.

The five slides enclosed with this letter compare Southern with the twenty largest publicly traded banking companies headquartered in Michigan in several important categories. While Southern, with year-end assets totaling $509 million, is the twelfth largest publicly traded banking company headquartered in Michigan, it was the eighth most profitable banking company in 2011. In measures of asset quality, which are vitally important in assessing financial strength and stability, Southern ranked fourth with a non-performing asset ratio of 2.12 percent, and sixth with a Texas ratio of 25.5 percent among the top twenty peers. Lastly, when comparing annual dividends, Southern ranked fourth with only five out of the twenty largest publicly traded banking companies headquartered in Michigan paying a dividend in 2011.

Our directors and management team are pleased with improvements in many of the financial performance measures included in the shareholder meeting presentation. However, continued economic and regulatory uncertainties compel us to maintain conservative balance sheet management strategies. Our sustained focus on capital preservation has allowed Southern to remain comfortably above regulatory minimums for institutions categorized as "well-capitalized."

If you have any questions or comments about the annual meeting presentation, please contact me or members of our management team.

Sincerely,

John H. Castle
Chairman and Chief Executive Officer

517.279.5500     •      800.379.7628     •      www.smb-t.com

Excerpts from Southern Michigan Bancorp, Inc. Annual Meeting - May 10, 2012

Twenty Largest Public Banks in Michigan Ranked by Assets
	Company Name	City	12/31/2011 Total Assets ($000)
1	Flagstar Bancorp, Inc.	Troy	$13,637,473
2	Citizens Republic Bancorp, Inc.	Flint	9,462,849
3	Chemical Financial Corporation	Midland	5,339,453
4	Independent Bank Corporation	Ionia	2,307,406
5	Capitol Bancorp Ltd.	Lansing	2,205,265
6	Macatawa Bank Corporation	Holland	1,507,667
7	Firstbank Corporation	Alma	1,485,299
8	Mercantile Bank Corporation	Grand Rapids	1,433,229
9	Isabella Bank Corporation	Mount Pleasant	1,337,925
10	MBT Financial Corp.	Monroe	1,238,027
11	United Bancorp, Inc.	Ann Arbor	885,009
12	Southern Michigan Bancorp, Inc.	Coldwater	509,220
13	Mackinac Financial Corporation	Manistique	498,311
14	ChoiceOne Financial Services, Inc.	Sparta	495,914
15	Fentura Financial, Inc.	Fenton	298,861
16	Wolverine Bancorp, Inc.	Midland	293,682
17	CNB Corporation	Cheboygan	250,142
18	First Federal of Northern Michigan Bancorp, Inc.	Alpena	217,045
19	Community Shores Bank Corporation	Muskegon	208,651
20	Monarch Community Bancorp, Inc.	Coldwater	208,106

Twenty Largest Public Banks in Michigan Ranked by Net Income
	Company Name	City	2011Y Net Income ($000)
1	Chemical Financial Corporation	Midland	$43,050
2	Mercantile Bank Corporation	Grand Rapids	37,485
3	Isabella Bank Corporation	Mount Pleasant	10,210
4	Citizens Republic Bancorp, Inc.	Flint	6,667
5	Macatawa Bank Corporation	Holland	5,829
6	Firstbank Corporation	Alma	5,623
7	ChoiceOne Financial Services, Inc.	Sparta	3,513
8	Southern Michigan Bancorp, Inc.	Coldwater	3,402
9	Mackinac Financial Corporation	Manistique	2,218
10	Wolverine Bancorp, Inc.	Midland	1,108
11	United Bancorp, Inc.	Ann Arbor	917
12	First Federal of Northern Michigan Bancorp, Inc.	Alpena	742
13	Monarch Community Bancorp, Inc.	Coldwater	(353)
14	Fentura Financial, Inc.	Fenton	(1,512)
15	Community Shores Bank Corporation	Muskegon	(2,467)
16	CNB Corporation	Cheboygan	(2,693)
17	MBT Financial Corp.	Monroe	(3,762)
18	Independent Bank Corporation	Ionia	(20,200)
19	Capitol Bancorp Ltd.	Lansing	(51,926)
20	Flagstar Bancorp, Inc.	Troy	(181,778)

Excerpts from Southern Michigan Bancorp, Inc. Annual Meeting - May 10, 2012

	Twenty Largest Public Banks in Michigan Ranked By Nonperforming Asset Ratio
		Company Name	City	2011Y NPAs/ Assets (%)
	1	Citizens Republic Bancorp, Inc.	Flint	1.42
	2	ChoiceOne Financial Services, Inc.	Sparta	1.74
	3	Isabella Bank Corporation	Mount Pleasant	2.00
	4	Southern Michigan Bancorp, Inc.	Coldwater	2.12
	5	Mackinac Financial Corporation	Manistique	2.24
	6	Chemical Financial Corporation	Midland	2.90
	7	Firstbank Corporation	Alma	3.20
	8	CNB Corporation	Cheboygan	3.22
	9	First Federal of Northern Michigan Bancorp, Inc.	Alpena	3.75
	10	Mercantile Bank Corporation	Grand Rapids	4.21
	11	Wolverine Bancorp, Inc.	Midland	5.42
	12	United Bancorp, Inc.	Ann Arbor	5.80
Note: Total Nonperforming	13	Community Shores Bank Corporation	Muskegon	7.47
Assets ("NPAs") include 90 +	14	MBT Financial Corp.	Monroe	7.72
days past due loans, nonaccrual	15	Flagstar Bancorp, Inc.	Troy	8.25
loans, OREO and restructured	16	Fentura Financial, Inc.	Fenton	8.91
loans.	17	Independent Bank Corporation	Ionia	9.12
	18	Macatawa Bank Corporation	Holland	10.02
	19	Monarch Community Bancorp, Inc.	Coldwater	13.94
	20	Capitol Bancorp Ltd.	Lansing	19.29

Twenty Largest Public Banks in Michigan Ranked By Texas Ratio
	Company Name	City	2011Y Texas Ratio (%)
1	Citizens Republic Bancorp, Inc.	Flint	15.5
2	ChoiceOne Financial Services, Inc.	Sparta	18.2
3	Mackinac Financial Corporation	Manistique	18.4
4	Wolverine Bancorp, Inc.	Midland	21.4
5	Isabella Bank Corporation	Mount Pleasant	22.2
6	Southern Michigan Bancorp, Inc.	Coldwater	25.5
7	Chemical Financial Corporation	Midland	28.7
8	Mercantile Bank Corporation	Grand Rapids	29.9
9	First Federal of Northern Michigan Bancorp, Inc.	Alpena	31.6
10	Firstbank Corporation	Alma	34.1
11	CNB Corporation	Cheboygan	37.7
12	United Bancorp, Inc.	Ann Arbor	44.8
13	Flagstar Bancorp, Inc.	Troy	98.4
14	MBT Financial Corp.	Monroe	99.0
15	Fentura Financial, Inc.	Fenton	116.7
16	Macatawa Bank Corporation	Holland	119.9
17	Independent Bank Corporation	Ionia	136.8
18	Monarch Community Bancorp, Inc.	Coldwater	186.6
19	Community Shores Bank Corporation	Muskegon	401.8
20	Capitol Bancorp Ltd.	Lansing	NM*

Note: Texas Ratio = Total Nonperforming Assets / (Tangible Equity + Loan Loss Reserve).

Excerpts from Southern Michigan Bancorp, Inc. Annual Meeting - May 10, 2012

Twenty Largest Public Banks in Michigan Ranked By 2011 Dividend Rate
	Company Name	City	Annual Dividend ($)
1	Chemical Financial Corporation	Midland	$0.80
2	Isabella Bank Corporation	Mount Pleasant	0.76
3	ChoiceOne Financial Services, Inc.	Sparta	0.48
4	Southern Michigan Bancorp, Inc.	Coldwater	0.22
5	Firstbank Corporation	Alma	0.04
	Mercantile Bank Corporation	Grand Rapids	0.00
	Flagstar Bancorp, Inc.	Troy	0.00
	Citizens Republic Bancorp, Inc.	Flint	0.00
	Independent Bank Corporation	Ionia	0.00
	Capitol Bancorp Ltd.	Lansing	0.00
	Macatawa Bank Corporation	Holland	0.00
	MBT Financial Corp.	Monroe	0.00
	United Bancorp, Inc.	Ann Arbor	0.00
	Mackinac Financial Corporation	Manistique	0.00
	Fentura Financial, Inc.	Fenton	0.00
	Wolverine Bancorp, Inc.	Midland	0.00
	CNB Corporation	Cheboygan	0.00
	First Federal of Northern Michigan Bancorp, Inc.	Alpena	0.00
	Community Shores Bank Corporation	Muskegon	0.00
	Monarch Community Bancorp, Inc.	Coldwater	0.00